                                                           Exhibit (10(a)

                          AMENDMENTS TO LONG-TERM INCENTIVE PLAN

          The first sentence of Paragraph 4 of the Plan is hereby amended and a new final sentence is hereby added to Paragraph 6 of the Plan, to read as follows:

               "4. Shares Subject to the Plan. The shares that may be issued under the Plan pursuant to paragraph 6 shall not exceed in the aggregate 2,925,000 shares of the Company's common stock."

                                      * * * *

                6. Awards Under the Plan. . . . Notwithstanding any
                   other provision of this Plan to the contrary, no grant or award under this Plan shall be made in any calendar year, which entitles the recipient to receive in excess of 135,000 shares of the Company's common stock."